UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2006

Digital River, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-24643 (Commission File Number)	41-1901640 (IRS Employer Identification No.)

9625 West 76th Street, Suite 150, Eden Prairie, MN		55344
(Address of principal executive offices)		(Zip Code)
(952) 253-1234
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 10, 2006, the Board of Directors of Digital River, Inc. (the “Company”) approved modifications to the compensation program for the Company’s non-employee directors. Under the program, non-employee directors will continue to receive cash compensation in the amount of $2,500 for each regular meeting of the Board they attend in person, which compensation decreases to $1,000 if the meeting is attended telephonically. In addition, each non-employee director will now receive an annual retainer in the amount of $15,000, payable quarterly. Further, each non-employee director will receive an annual restricted stock grant of 5,000 shares of the Company’s common stock, which will vest annually, one-third per year, over a three-year period. This structure is designed to further align the directors’ interests with the interests of the Company’s stockholders and to provide the directors with an incentive to maximize long-term stockholder value.
     In addition to the aforementioned restricted stock grants, which will be made to all non-employee directors, the chairmen of the Compensation, Nominating and Governance, and Finance Committees will each receive additional annual restricted stock grant of 1,000 shares; the chairman of the Audit Committee will receive an additional annual restricted stock grant of 2,000 shares; and members of the Audit Committee (other than the chairman) and the Board’s Lead Director will each receive an annual restricted stock grant of 500 shares. All of these restricted stock grants will vest annually, one-third per year, over a three year period. The Board of Directors will annually evaluate and consider whether to maintain or modify the compensation program for the non-employee directors. A summary of the above described program is attached hereto as Exhibit 99.1. On February 10, 2006, the Board of Directors made restricted stock grants to the non-employee directors in accordance with the compensation program described above. In addition, the directors will continue to be reimbursed for out-of-pocket costs and expenses incurred in connection with Board or committee business, including travel and other expenses incurred in order to attend meetings.
     On February 10, 2006, the Compensation Committee of the Board also approved an annual bonus for the Company’s Chief Executive Officer’s performance during the fiscal year ended December 31, 2005 in the amount of $1,000,000, and a grant of an option to purchase 200,000 shares of the Company’s common stock, which will vest quarterly over a four year period, with no other changes to the base compensation payable to the Chief Executive Officer.
     Further, on February 10, 2006, the Compensation Committee of the Board approved an annual bonus for the Company’s Chief Financial Officer’s performance during the fiscal year ended December 31, 2005 in the amount of $100,000, a grant of an option to purchase 10,000 shares of the Company’s common stock, which will vest quarterly over a four year period, and a grant of 10,000 shares of restricted stock, which will vest annually over a four year period, with no other changes to the base compensation payable to the Chief Financial Officer.
     A summary of the above described changes to the Company’s executive officers’ compensation program is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Summary of Compensation Program for Non-Employee Directors and Executive Officers.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Digital River, Inc.
Date: February 15, 2006	By:	/s/ Thomas M. Donnelly
Thomas M. Donnelly
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Summary of Compensation Program for Non-Employee Directors and Executive Officers.